UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2008

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In connection with the retirement of Richard A. Norris from his position as Chief Financial Officer, as disclosed in a Current Report on Form 8-K dated December 3, 2007, the Registrant and Mr. Norris modified the terms of his existing employment arrangements by an agreement signed on January 23, 2008. The agreement provides for the part-time employment of Mr. Norris for a term of two years commencing on January 1, 2008 and ending on December 31, 2009. Mr. Norris shall be entitled to a “stay bonus” of $150,000, payable by January 31, 2008, a payment of $50,000 per year, payment for hours actually expended by Mr. Norris in excess of 30 hours per week at a rate of $140 per hour, title to his company-owned vehicle, continuation of his benefit plans and the continued vesting of any stock options issued by the Registrant. Mr. Norris agreed not to compete with the Registrant for a period of one year after the term of his employment agreement within 100 miles of any facility operated by the Registrant during such term of employment. He also agreed that during this one-year period, he would not solicit the Registrant’s customers or accounts or other employees.

Mr. Norris’ Employment Agreement, General Release and Noncompete Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of Mr. Norris’ Employment Agreement, General Release and Noncompete Agreement is qualified in its entirety by reference to such exhibit filed herewith.

In connection with the termination of Charles E. Leonard from his position of Senior Vice President, Solid Waste Operations of the Registrant, as disclosed in the Current Report on Form 8-K dated January 8, 2008, the Registrant and Mr. Leonard entered into a Severance Agreement, General Release and Consulting Agreement dated January 23, 2008 in which, in addition to the benefits he would receive under his Employment Agreement dated June 18, 2001, Mr. Leonard will receive a cash payment equal to three months pay at the highest base salary paid to Mr. Leonard prior to the date of his separation (less any taxes and other withholdings), the title to his company-owned vehicle and continuation of group medical insurance pursuant to the Federal “COBRA” law, with all premiums to be paid by the Registrant on behalf of Mr. Leonard for a fifteen month period. Mr. Leonard provided a general release and will provide consulting services through April 30, 2009.

Mr. Leonard’s Severance Agreement, General Release and Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2. The foregoing description of Mr. Leonard’s Severance Agreement, General Release and Consulting Agreement is qualified in its entirety by reference to such exhibit filed herewith.

In connection with the appointment of Paul Larkin as President and Chief Operating Officer, as disclosed in a Current Report on Form 8-K dated January 8, 2008, on January 22, 2008 the Registrant and Mr. Larkin signed an employment agreement dated January 9, 2008. The agreement has an initial term of three years and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Mr. Larkin is entitled to an annual base salary of $280,000. He shall be eligible for a cash bonus of up to 70% of his base salary, the issuance of additional stock options, or a combination of stock options and cash in an amount to be determined by the Compensation Committee of the Registrant’s Board of Directors prior to the conclusion of each fiscal year. Mr. Larkin also received options to purchase 50,000 shares of Class A Common Stock at the fair market value per share on the first date of his employment subject to all conditions of the Registrant’s stock option incentive plan. The options will vest one-third on the first date of employee’s employment with the Registrant, one-third on the first anniversary of such date, and one-third on the second anniversary of such date, based on his continued employment through such date. In recognition of the forsaken or lost opportunities to realize certain benefits otherwise available through his prior employment, Mr. Larkin is also entitled to a “make whole benefit” of $200,000, of which one-half is payable in cash and one-half is payable in restricted stock units, exercisable for Class A common stock on the six-month anniversary of the commencement of his employment. He is also entitled to homestead relocation expenses in an amount not to exceed $55,000 and reimbursement for reasonable temporary living and commuting expenses until the earlier of 6 months and the date of his relocation. He will also receive a monthly auto allowance of $650 and a gas card related to the use of such automobile. Mr. Larkin is entitled to participate in any health benefit or other employee benefit plan available to the Registrant’s senior executives.

Mr. Larkin agreed not to compete with the Registrant for a period of one year after the termination of his employment within 100 miles of any facility operated by the Registrant during such term of employment. He also agreed that during this one-year period, he would not solicit the Registrant’s customers or accounts or other employees. In the event of a termination of Mr. Larkin’s employment without cause, the Registrant would be required to pay him an amount equal to six months of the highest base salary paid to Mr. Larkin prior his termination; the most recent bonus paid to Mr. Larkin prior to termination; an amount in cash equal to any accrued but unpaid base salary, bonus and vacation through the date of termination; and the accelerated vesting of any stock options that have been issued by the Registrant to Mr. Larkin. In the event that Mr. Larkin terminates his employment with the Registrant upon a change of control in which specified events occur which affect the terms of his employment, he will receive the payments described in the preceding sentence plus an additional payment intended to compensate him for excise taxes payable in connection with severance payments.

Mr. Larkin’s Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3. The foregoing description of Mr. Larkin’s Employment Agreement is qualified in its entirety by reference to such exhibit filed herewith.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: January 28, 2008	By:	/s/ John W. Casella
John W. Casella, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, General Release and Noncompete Agreement by and between Casella Waste Systems, Inc. and Richard A. Norris dated as of January 23, 2008.

10.2	Severance Agreement, General Release and Consulting Agreement by and between Casella Waste Systems, Inc. and Charles E. Leonard dated as of January 23, 2008.

10.3	Employment Agreement by and between Casella Waste Systems, Inc. and Paul Larkin dated as of January 9, 2008.